Exhibit 4.1

SEE REVERSE FOR LEGEND

Number: A-1	CUSIP NO.: 27579R 203

8.00% Non-Cumulative Perpetual Convertible Preferred Stock, Series A	200,000 Shares

EAST WEST BANCORP, INC.

FACE OF SECURITY

This certifies that                      is the owner of 200,000 fully paid and non-assessable shares of the 8.00% Non-Cumulative Perpetual Convertible Preferred Stock, Series A, par value $0.001 per share, of East West Bancorp, Inc., a Delaware corporation (hereinafter called the “Corporation”), transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Certificate of Incorporation, as amended, of the Corporation and all amendments thereto (copies of which are on file at the office of the Registrar) to all of which the holder of this certificate by acceptance hereof assents. This certificate is not valid until countersigned by the Registrar.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be executed.

EAST WEST BANCORP, INC.

By:
Name:	Thomas J. Tolda
Title:	Executive Vice President and
Chief Financial Officer

By:
Name:	Douglas P. Krause
Title:	Executive Vice President, General Counsel
and Corporate Secretary

REGISTRAR’S COUNTERSIGNATURE

This is one of the certificates representing shares of the 8.00% Non-Cumulative Perpetual Convertible Preferred Stock, Series A, referred to in the within mentioned Certificate of Designations.

BNY MELLON SHAREOWNER SERVICES,
as Registrar

By:
Name:	Mark Cano
Title:	Relationship Officer

Dated:	April 29, 2008

REVERSE OF SECURITY

EAST WEST BANCORP, INC.

The shares of 8.00% Non-Cumulative Perpetual Convertible Preferred Stock, Series A (the “Series A Preferred Stock”) have the preferences and privileges, conversion rights, dividend rights, liquidation preferences and such other rights and qualifications, limitations and restrictions as provided in the Certificate of Designations relating to the Series A Preferred Stock (the “Certificate of Designations”), in addition to those set forth in the Certificate of Incorporation of the Corporation, as amended, and the Corporation’s bylaws, copies of which shall be furnished by the Corporation to any holder without charge upon the request addressed to the Secretary of the Corporation at its principal office in Pasadena, California or to the Registrar named on the face of this certificate.

The shares of Series A Preferred Stock are convertible into shares of Common Stock at any time at the option of the Holder, subject to certain conditions as provided in the Certificate of Designations.  On or after May 1, 2013, the Corporation also has the right to cause some or all of the Series A Preferred Stock to be converted into shares of Common Stock, subject to certain conditions as provided in the Certificate of Designations.  The preceding description is qualified in its entirety by reference to the Certificate of Designations.

The Corporation shall furnish to any stockholders, upon request, and without charge, a full statement of the designations, relative rights, preferences and limitations of the shares of each class and series authorized to be issued so far as the same have been determined and of the authority of the Board of Directors to divide the shares into classes or series and to determine and change the relative rights, preferences and limitations of any class or series. Any such request should be addressed to the Secretary of the Corporation at its principal office in Pasadena, California, or to the Registrar named on the face of this certificate.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CORPORATION OR THE REGISTRAR NAMED ON THE FACE OF THIS CERTIFICATE, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE CERTIFICATE OF

DESIGNATIONS. IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR NAMED ON THE FACE OF THIS CERTIFICATE SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH REGISTRAR MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

NOTICE OF CONVERSION

(To be Executed by the Holder in order to Convert the 8.00% Non-Cumulative Perpetual Convertible Preferred Stock, Series A)

The undersigned hereby irrevocably elects to convert (the “Conversion”) 8.00% Non-Cumulative Perpetual Convertible Preferred Stock, Series A (the “Series A Preferred Stock”) of East West Bancorp, Inc. (hereinafter called the “Corporation”), represented by stock certificate No(s). [          ] (the “ Series A Preferred Stock Certificates”), into common stock, par value $0.001 per share, of the Corporation (the “Common Stock”) according to the conditions of the Certificate of Designations of the Series A Preferred Stock (the “Certificate of Designations”), as of the date written below. If Common Stock is to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto, if any, and is delivering herewith the Series A Preferred Stock Certificates. No fee will be charged to the holder for any conversion, except for transfer taxes, if any. Each Series A Preferred Stock Certificate is attached hereto (or evidence of loss, theft or destruction thereof).

The undersigned represents and warrants that all offers and sales by the undersigned of the Common Stock, if any, issuable to the undersigned upon conversion of the Series A Preferred Stock shall be made pursuant to registration of the Common Stock under the Securities Act of 1933, as amended (the “Act”), or pursuant to any exemption from registration under the Act.

Capitalized terms used but not defined herein shall have the meanings ascribed thereto in or pursuant to the Certificate of Designations.

Date of Conversion:

Shares of Series A Preferred Stock to be Converted:

Shares of Common Stock to be Issued: *

Signature:

Name:

Address:**

Fax No.: :

*The Corporation is not required to issue Common Stock until the original Series A Preferred Stock Certificate(s) (or evidence of loss, theft or destruction thereof) to be converted are received by the Corporation or the Conversion Agent. The Corporation shall issue and deliver Common Stock to an overnight courier not later than three business days following receipt of the original Series A Preferred Stock Certificate(s) to be converted.

**Address where Common Stock and any other payments or certificates shall be sent by the Corporation.

ASSIGNMENT

For value received,                                hereby sell, assign and transfer unto

Please Insert Social Security or Other Identifying Number of Assignee

(Please Print or Typewrite Name and Address, Including Zip Code, of Assignee)

shares of the capital stock represented by the within certificate, and do hereby irrevocably constitute and appoint Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated

	NOTICE:	The Signature to this Assignment Must Correspond with the Name As Written Upon the Face of the Certificate in Every Particular, Without Alteration or Enlargement or Any Change Whatever.

SIGNATURE GUARANTEED

(Signature Must Be Guaranteed by a Member
of a Medallion Signature Program)